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                                Exhibit 10(d)(i)

                    The Scotts Company 1996 Stock Option Plan
                                (2002 Amendment)
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                               THE SCOTTS COMPANY

                             1996 STOCK OPTION PLAN

                                 2002 AMENDMENT

WHEREAS, the shareholders of The Scotts Company ("Company") previously approved adoption of the 1996 Stock Option Plan ("Plan");

WHEREAS, the Plan provides that the Company's Board of Directors ("Board") or the Company's Compensation and Organization Committee ("Committee") may amend the Plan at any time;

NOW, THEREFORE, the Board and the Committee have amended the Plan effective on (and subject to) approval by the Company's shareholders

1. Section 2.1(g) is amended and restated to read, in its entirety, as follows:

         (g) "Change in Control" means the occurrence of any of the following events:

                           (i) the members of the Board ("Incumbent Directors") cease for any reason other than death to constitute at least a majority of the members of the Board, provided that any director whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the then Incumbent Directors also will be treated as an Incumbent Director; or

                           (ii) any "person," including a "group" [as such terms are used in Sections 13(d) and 14(d)(2) of the Act, but excluding the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries or Hagedorn Partnership, L.P. or any party related to Hagedorn Partnership, L.P. as determined by the Committee] is or becomes the "beneficial owner" [as defined in Rule 13d-3 under the Act], directly or indirectly, of securities of the Company representing more than 30 percent of the combined voting power of the Company's then outstanding securities; or

                           (iii) the adoption or authorization by the shareholders of the Company of a definitive agreement or a series of related agreements (1) for the merger or other business combination of the Company with or into another entity in which the shareholders of the Company immediately before the effective date of such merger or other business combination own less than 50 percent of the voting power in such entity or (2) for the sale or other disposition of all or substantially all of the assets of the Company;

                           (iv) the adoption by the shareholders of the Company of a plan relating to the liquidation or dissolution of the Company; or
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                           (v)      for any reason, Hagedorn Partnership, L. P.
                  or any party related to Hagedorn Partnership, L.P. as determined by the Committee, becomes the "beneficial owner" [as defined in Rule 13d-3 under the Act], directly or indirectly, of securities of the Company representing more than 49 percent of the combined voting power of the Company's then outstanding securities.

2. Section 2.1(h) is amended and restated to read, in its entirety, as follows:

         (h) "Change in Control Price" means the highest price per share of Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the price offered is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of events not related to a transfer of Stock, the highest Fair Market Value of a share of Stock on any of the 30 consecutive trading days ending on the last trading day before the Change in Control occurs.

3. Section 2.1(t) is amended and restated to read, in its entirety, as follows:

     (t) "Retirement" means, unless the Committee specifies otherwise, the date:

                           (i) a Participant terminates employment on or after the earlier of (1) reaching age 62 or, (2) with the Committee's approval, reaching age 55 and completing at least 10 years of service as an Employee; or

                           (ii) an Eligible Director terminates service as a Board member after having been a Board member for at least one full term.

4. Section 6.6 is amended and restated to read, in its entirety, as follows:

                  6.6 Director Options. Notwithstanding anything else contained herein to the contrary, on the first business day following the date of each annual meeting of shareholders during the term of the Plan, each Eligible Director shall receive a Director Option to purchase 5,000 shares of Stock at an exercise price per share equal to the Fair Market Value of the Stock on the date of grant. An Eligible Director who is a member of one or more Board committees, shall receive an additional grant covering 500 shares of Stock for each committee of which the Eligible Director is a member. An Eligible Director who chairs one or more Board committees shall receive (over and above that additional grant covering 500 shares for each committee membership) an additional grant covering 1,000 shares of Stock for each committee the Eligible Director chairs. Each Director Option shall be exercisable six months after the date of grant and shall remain exercisable until the earlier to occur of (a) the tenth anniversary of the date of grant or (b) the first anniversary of the date the Eligible Director ceases to be a member of the Board, except that (i) if the Eligible Director ceases to be a member of the Board after having been convicted of, or pled guilty or nolo contendere to, a felony, the Eligible Director's Director Options shall be canceled on the date the Eligible Director ceases to be a director, or (ii) if the Eligible Director ceases to be a member of the Board due to
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         Retirement, any Director Options granted to such Eligible Director which are then outstanding (whether or not exercisable prior to the date of such Retirement), may be exercised at any time prior to the expiration of the term of the Director Options or within five years following the Retirement, whichever period is shorter. An Eligible Director may exercise a Director Option in the manner described in
         Section 6.4.

5.       NEW SECTION 6.8 IS ADDED TO THE PLAN TO READ, IN ITS ENTIRETY, AS
         FOLLOWS:

                  6.8 Restriction on Repricing. Regardless of any other provision of this Plan, neither the Company nor the Committee may "reprice" (as defined under rules issued by the exchange on which the Stock then is traded) any Option without the prior approval of the shareholders.

6.       SECTION 8.1 IS AMENDED AND RESTATED TO READ, IN ITS ENTIRETY, AS
         FOLLOWS:

                  8.1 Accelerated Vesting and Payment. Subject to the provisions of Section 8.2 below, in the event of a Change in Control, each Participant shall be permitted, in the Participant's discretion, to surrender any Option (excluding any Director Option) or portion thereof in exchange for (a) a payment in cash of an amount equal to the excess of the Change in Control Price over the exercise price of the Option or (b) at the Committee's discretion, whole shares of Stock with a Fair Market Value equal to the excess of the Change in Control Price over the exercise price of the Option and the Fair Market Value of any fractional share of Stock will be distributed in cash. However, the Committee, in its sole discretion, may offer the holders of the Options to be surrendered a reasonable opportunity (not longer than 15 days beginning on the date of the Change in Control) to exercise all their outstanding Options (whether or not otherwise then exercisable) by following the exercise procedures described in Section 6. Such right to surrender an Option in exchange for a payment in cash or, if appropriate, in shares of Stock (or to exercise an Option) as provided in the two preceding sentences shall remain in effect only during the fifteen-day period commencing with the day following the date of a Change in Control. Thereafter, the Option shall only be exercisable in accordance with the terms and conditions of the Stock Option Agreement and the provisions of the Plan.

7.       SECTION 8.2 IS AMENDED AND RESTATED TO READ, IN ITS ENTIRETY, AS
         FOLLOWS:

                  8.2 Alternative Awards. Notwithstanding Section 8.l, no cancellation or cash settlement or other payment or exercise shall occur under the circumstances described in Section 8.1 with respect to any Option or any class of Options if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Option or Options shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award"), by a Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:
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                  (a) be based on stock which is traded on an established
         securities market, or which will be so traded within 60 days of the Change in Control;

                  (b) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

                  (c) have substantially equivalent economic value to such Option (determined at the time of the Change in Control); and

                  (d) have terms and conditions which provide that in the event that the Participant's employment is involuntarily terminated or constructively terminated, any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

                  For this purpose, a constructive termination shall mean a termination by a Participant following a material reduction in the Participant's compensation, a material reduction in the Participant's responsibilities or the relocation of the Participant's principal place of employment to another location, in each case without the Participant's written consent.

8.       SECTION 8.3 IS AMENDED AND RESTATED TO READ, IN ITS ENTIRETY, AS
         FOLLOWS:

                  8.3 Director Options and Stock Units. Upon a Change in Control, each Director Option granted to an Eligible Director and all Stock Units credited to an Eligible Director shall be canceled in exchange for (a) a payment in cash or, (b) in the case of Director Options and at the Committee's discretion, whole shares of Stock with a Fair Market Value equal to the excess of the Change in Control Price over the exercise price associated with the cancelled Director Options and the Fair Market Value of any fractional share of Stock will be distributed in cash. Alternatively, the Committee, in its sole discretion, may offer the holders of the Director Options to be cancelled a reasonable opportunity (not longer than 15 days beginning on the date of the Change in Control) to exercise all their outstanding Director Options (whether or not otherwise then exercisable) by following the exercise procedures described in Section
         6. The amount of cash (or the Fair Market Value of shares of Stock plus the cash distributed in lieu of a fractional share of Stock) exchanged for each Director Option shall be the excess of the Change in Control Price over the exercise price for such Director Option unless (a) the Stock remains traded on an established securities market following the Change in Control and (b) such Eligible Director remains on the Board following the Change in Control. The amount of cash exchanged for each Stock Unit shall be the Change in Control Price.

9.       Section 10.1 is amended and restated to read, in its entirety, as follows:
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                  10.1.    Assignability.

                  (a) With the permission of the Committee, a Participant or a specified group of Participants who has or have been granted an NSO under the Plan may transfer it to a revocable inter vivos trust as to which the Participant is the settlor or may transfer it to a "Permissible Transferee." A Permissible Transferee shall be defined as any member of the immediate family of the Participant; any trust, whether revocable or irrevocable, solely for the benefit of members of the Participant's immediate family; any partnership or limited liability company whose only partners or members are members of the Participant's immediate family; or an organization described in
         Section 501(c)(3) of the Code. Any such transferee shall remain subject to all of the terms and conditions applicable to such NSO and subject to the rules and regulations prescribed by the Committee. A Permissible Transferee [other than an organization described in
         Section 501(c)(3) of the Code] may not retransfer an NSO except by will or the laws of descent and distribution and then only to another Permissible Transferee. Other than as described above, an NSO granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the Participant to whom granted, may be exercised only by the Participant or the Participant's guardian or legal representative.

                  (b) Subject to rules, procedures and limitations adopted by the Committee, a Participant who is an Employee on the exercise date [but not a designated beneficiary or a Permissible Transferee as defined in Section 10.1(a)] may elect to defer the gain associated with the exercise of an Award (other than an Incentive Stock Option) into and subject to the terms of any nonqualified deferred compensation program (i) maintained by the Company or any Subsidiary and (ii) designated by the Committee. Any gain attributable to an NSO to be deferred under this section will be credited to a Stock fund established under the nonqualified deferred compensation plan, will subsequently be valued solely with reference to the Fair Market Value of Stock and will be distributed in the form of Stock. Any gain attributable to an Award (other than an NSO) to be deferred under this section will be credited to an investment fund established under the nonqualified deferred compensation plan as directed by the deferring Participant and will be distributed in any form permitted by that nonqualified deferred compensation plan.

                  (c) With the permission of the Committee, an Eligible Director who has been granted a Director Option or has received a Stock Unit under the Plan may transfer such Director Option or Stock Unit to a revocable inter vivos trust as to which the Eligible Director is the settlor or may transfer such Director Option or Stock Unit to a "Permissible Transferee." A Permissible Transferee shall be defined as any member of the immediate family of the Eligible Director; any trust, whether revocable or irrevocable, solely for the benefit of members of the Eligible Director's immediate family; any partnership or limited liability company whose only partners or members are members of the Eligible Director's immediate family; or an organization described in
         Section 501(c)(3) of the Code. Any such transferee shall remain subject to all of the terms and conditions applicable to such Director Option or Stock Unit and subject to the
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rules and regulations prescribed by the Committee. A Permissible Transferee
[other than an organization described in Section 501(c)(3) of the Code] may not retransfer a Director Option or Stock Unit except by will or the laws of descent and distribution and then only to another Permissible Transferee. Other than as described above, a Director Option granted or Stock Unit received under the Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the Eligible Director to whom granted or by whom received, may be exercised only by the Eligible Director or the Eligible Director's guardian or legal representative.